EXHIBIT 21
SUBSIDIARIES OF REGISTRANT
Syracuse China Company – Incorporated in Delaware
World Tableware Inc. – Incorporated in Delaware
LGA4 Corp. – Incorporated in Delaware
LGA3 Corp. – Incorporated in Delaware
The Drummond Glass Company – Incorporated in Delaware
Libbey Canada Inc. – Incorporated in Ontario, Canada
Libbey Glass Inc. – Incorporated in Delaware
LGC Corp. – Incorporated in Delaware
Traex Company – Incorporated in Delaware
Libbey.com LLC – Formed in Delaware
LGFS Inc. – Incorporated in Delaware
LGAC LLC – Formed in Delaware
Libbey Europe B.V. – Incorporated in the Netherlands
B.V. Koninklijke Nederlandsche Glasfabriek Leerdam – Incorporated in the Netherlands
Libbey Asia Limited – Formed in Hong Kong
Libbey Glassware (China) Co., Ltd. – Formed in China
Crisal – Cristalaria Automatica, S.A. – Formed in Portugal
Libbey International C.V. – Incorporated in the Netherlands
Libbey Europe Finance Company B.V. – Incorporated in the Netherlands
Libbey Mexico Holdings B.V. – Incorporated in the Netherlands
Crisa Libbey Mexico S. de R.L. de C.V. – Incorporated in Mexico
Crisa Libbey Holdings S. de R.L. de C.V. – Incorporated in Mexico
Crisa Libbey Commercial S. de R.L. de C.V. – Incorporated in Mexico
Crisa Libbey S.A. de C.V. – Incorporated in Mexico
Crisa Industrial LLC – Incorporated in Delaware
Libbey Trading (Beijing) Co. Ltd. – Formed in China

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